UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2026

BIOMX INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38762	82-3364020
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

850 New Burton Road, Suite 201, Dover, Delaware 19904

(Address of principal executive offices, including zip code)

(972) 52-437-4900

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	PHGE	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-K/A (this “Amendment”) amends the Current Report on Form 8-K filed by BiomX Inc. (the “Company”) with the Securities and Exchange Commission on August 28, 2026 (the “Original Report”), announcing the Company’s one-for-ten reverse stock split. This Amendment is being filed solely to provide additional information regarding the treatment of fractional shares in the reverse stock split. Item 8.01 of the Original Report is restated in its entirety below. Except as set forth herein, this Amendment does not modify or update any other disclosure in the Original Report.

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Item 8.01 Other Events.

On August 28, 2026, the Company announced that it will effect a one-for-ten (1-for-10) reverse stock split of its common stock, par value $0.0001 per share (the “Common Stock”) (the “Reverse Stock Split”). The Reverse Stock Split was approved by the Company’s stockholders at a special meeting held on August 25, 2026, at which the stockholders approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect one or more reverse stock splits at an aggregate ratio of not less than 1-for-5 and not more than 1-for-20, and providing that upon effectiveness of any such reverse stock split the number of authorized shares of Common Stock would be reduced from 750,000,000 to 150,000,000. On August 28, 2026, the Company’s Board of Directors, acting by unanimous written consent, fixed the ratio of the Reverse Stock Split at one-for-ten and fixed the effective time of the action. The Company expects to file a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware giving effect to the Reverse Stock Split (together with the reduction in authorized shares), to become effective at 12:01 a.m., Eastern Time, on September 9, 2026. The Common Stock is expected to begin trading on the NYSE American on a split-adjusted basis when the market opens on September 9, 2026. Following the Reverse Stock Split, the Common Stock will be assigned CUSIP number 09090D 608.

At the effective time, each ten (10) shares of Common Stock issued and outstanding immediately prior thereto will automatically be combined into one (1) validly issued, fully paid and non-assessable share of Common Stock, without any change in the par value per share, reducing the number of outstanding shares of Common Stock from approximately 27.3 million (as of August 31, 2026) to approximately 2.7 million.

Treatment of Fractional Shares. No fractional shares of Common Stock will be issued in connection with the Reverse Stock Split. As provided in the certificate of amendment approved by the Company’s stockholders, any stockholder of record who would otherwise be entitled to receive a fractional share will be entitled to receive one whole share of Common Stock in lieu of such fractional share. Rounding will be applied at the record holder level. For shares held through The Depository Trust Company (“DTC”), whose nominee, Cede & Co., is the holder of record, rounding will be applied at the DTC participant level, and not at the level of individual beneficial owners. Beneficial owners holding Common Stock in street name will have their positions adjusted by their bank, broker or other nominee in accordance with such nominee’s own procedures, which may include allocating and holding fractional interests in Common Stock. The Company will not issue additional whole shares in respect of fractional interests of individual beneficial owners, and a beneficial owner will not receive a whole share from the Company in lieu of a fractional interest. Beneficial owners with questions regarding the treatment of their positions should contact their bank, broker or other nominee.

The Reverse Stock Split will affect all stockholders uniformly and will not alter any stockholder’s percentage ownership interest in the Company’s equity, except for minor changes resulting from the treatment of fractional shares. Proportionate adjustments will be made to the exercise prices and the number of shares underlying the Company’s outstanding warrants, convertible instruments and equity awards. Continental Stock Transfer & Trust Company, the Company’s transfer agent, is acting as exchange agent for the Reverse Stock Split; stockholders of record with questions may contact Continental at (212) 509-4000. The Company will report the filing and effectiveness of the Certificate of Amendment under Item 5.03 of Form 8-K following the effective time.

Forward-Looking Statements. This Current Report contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995, including statements regarding the anticipated timing and effects of the Reverse Stock Split and the treatment of fractional shares. These statements are based on the Company’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially, including the timing of the filing and effectiveness of the Certificate of Amendment and the processing of the corporate actions by the NYSE American and DTC, as well as the risks described in the Company’s filings with the Securities and Exchange Commission, including under “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as amended, and the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2026. The Company undertakes no obligation to update any forward-looking statement except as required by law.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOMX INC.

Date: September 1, 2026

By:	/s/ Michael Oster
Name:	Michael Oster
Title:	Chief Executive Officer

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